EXHIBIT 10.21





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                           APPLE SUITES GENERAL, INC.
                            ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      NAME

          1. Name. The name of the Corporation is Apple Suites General, Inc.

                                   ARTICLE II
                                     PURPOSE

          2. Purpose. The Corporation is organized to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

                                   ARTICLE III
                                AUTHORIZED SHARES

          3.1. Number and Designation. The number of shares the Corporation is authorized to issue is set forth below, together with the designation thereof and the par value per share:

         Number of Shares    Class Designation          Par Value Per Share
         ----------------    -----------------          -------------------
             5,000                Common                    no par value

          3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to: (a) any shares of any class of the Corporation, whether now or hereafter authorized; (b) any warrants, rights or options to purchase any such shares; or (c) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

          3.3 Voting and Distributions. The holders of the Common Shares shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon the liquidation of the Corporation, its dissolution or the winding up of its affairs.



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                                   ARTICLE IV
                       INITIAL REGISTERED OFFICE AND AGENT

          4.1 Initial Registered Office. The initial registered office of the Corporation is located in the City of Richmond, Virginia, at the following address:

                             McGuire, Woods, Battle & Boothe LLP
                             One James Center
                             901 East Cary Street
                             Richmond, Virginia  23219

          4.2 Initial Registered Agent. The initial registered agent of the Corporation is Martin B. Richards, Esquire, whose business office is identical with the initial registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                    ARTICLE V
                     LIMIT ON LIABILITY AND INDEMNIFICATION

          5.1 Limit on Liability. To the maximum extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits elimination of, or limitations upon, the liability of a director or officer of a corporation, the directors and officers of the Corporation shall have, as applicable, no liability or limited liability to the Corporation or its shareholders.

          5.2 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (including a proceeding by or in the right of the Corporation or by or on behalf of its shareholders) because such individual is or was a director or officer of the disreCorporation or of any legal entity controlled by the Corporation, or is or was a fiduciary of any employee benefit plan established at the direction of the Corporation, against all liabilities and reasonable expenses incurred by such individual with respect to such proceeding, so long as the directors of the Corporation (excluding such individual) determine in good faith that the alleged conduct giving rise to a claim for such indemnification was in the best interests of the Corporation and was not the result of willful misconduct, bad faith, reckless disregard of duties,



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or knowing  violation  of criminal  law.  Indemnification  shall not be provided until a determination has been made by the Corporation that the individual seeking indemnification is eligible for indemnification and has met the standard of conduct set forth above. Such determination shall be made in the manner provided by Virginia law for determining that indemnification of a director is permissible, unless a majority of the directors of the Corporation has changed
after  the  date  of  the  alleged   conduct   giving  rise  to  the  claim  for
indemnification,  in  which  case  the  determination,  at  the  option  of  the individual  claiming  indemnification,  shall be made by special  legal  counsel
agreed  upon  by  the  Board  of  Directors  and  such   individual.   Unless  a
determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding describe above upon receipt of a written undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. The Corporation is authorized to contract in advance to provide the indemnification described in this Section 5.2.

          5.3 Miscellaneous. The rights of each person or entity entitled to indemnification under this Article shall inure the benefit of the heirs, executors, administrators, successors or assigns thereof. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person or entity may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person or entity shall be entitled to indemnification from the Corporation to the extent such person or entity is indemnified by another person or entity, including, without limitation, an insurer.

          5.4 Amendments. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

Dated:  August 24, 1999                  By:  /s/ Martin B. Richards
                                              ------------------------
                                              Martin B. Richards, Incorporator